Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2021 FOURTH QUARTER AND FULL YEAR RESULTS

Record earnings of $1,035 million and adjusted earnings1 of $619 million in 2021

Book value per share increased 8.3% in 2021

NEW YORK, NY, February 23, 2022 – Alleghany Corporation (NYSE-Y) announced its financial results for the fourth quarter and full year of 2021. Book value per share at December 31, 2021 was $675.58, an increase of 4.8% and 8.3% from September 30, 2021 and December 31, 2020, respectively. Excluding accumulated other comprehensive income, book value per share increased 6.0% and 12.5% during the same periods, respectively.

Highlights for the fourth quarter are summarized below2:

•
Net earnings attributable to Alleghany stockholders increased to $516 million or $37.76 per diluted share from $159 million or $11.28 per diluted share.
•
Adjusted earnings of $252 million or $18.46 per diluted share, compared with $96 million or $6.77 per diluted share.
•
Net premiums written of $1,533 million decreased 9.6%, with reinsurance down 16.8% (due to the termination of a large whole-account quota share treaty) and insurance up 12.9%.3
•
Underwriting profit was $205 million (combined ratio of 89.0%), compared with $17 million (combined ratio of 98.9%); before catastrophe and Pandemic4 losses, underwriting profit was $254 million (combined ratio of 86.4%), compared with $202 million (combined ratio of 87.4%).
•
Net investment income decreased 2.9% to $127 million from $131 million.
•
Alleghany Capital earnings before income taxes and adjusted earnings before income taxes were $105 million and $111 million, respectively, compared with $66 million and $77 million, respectively.
•
Alleghany Capital revenue5 increased 46.0% to $1,202 million from $823 million.

Highlights for the full year are summarized below2:

•
Net earnings attributable to Alleghany stockholders increased to $1,035 million or $74.66 per diluted share from $102 million or $7.04 per diluted share.
•
Adjusted earnings of $619 million or $44.64 per diluted share, compared with $228 million or $15.89 per diluted share.
•
Net premiums written of $7,149 million increased 12.7%, with reinsurance up 11.2% and insurance up 17.5%.
•
Underwriting profit was $195 million (combined ratio of 97.2%), compared with an underwriting loss of $129 million (combined ratio of 102.1%); before catastrophe and Pandemic losses, underwriting profit was $946 million (combined ratio of 86.6%), compared with $673 million (combined ratio of 88.7%).
•
Net investment income increased 10.1% to $540 million from $491 million.
•
Alleghany Capital earnings before income taxes and adjusted earnings before income taxes were $292 million and $332 million, respectively, compared with $146 million and $154 million, respectively.
•
Alleghany Capital revenue increased 50.8% to $3,736 million from $2,478 million.

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1 Adjusted earnings and certain other terms used in this press release are non-GAAP financial measures as defined in SEC Regulation G. Refer to “Non-GAAP Financial Measures” below.

2 All comparisons are to the same period of the prior year, unless otherwise stated.

3 As calculated in Alleghany’s financial supplement available on Alleghany’s website, the change in net written premiums is comprised of a 10.5% increase for the fourth quarter and a 17.4% increase for the full year of 2021 excluding the impact of a certain large whole-account quota share treaty (the “Quota Share Treaty”) not renewed by TransRe.

4 The COVID-19 global pandemic is referred to herein as the "Pandemic."

5 Relates to Alleghany Capital product and service revenues.

Joe Brandon, President and Chief Executive Officer, commented “Alleghany delivered over $1 billion in annual earnings for the first time in its history and grew book value per share by 8.3% in 2021 including 4.8% for the fourth quarter. Each of Alleghany’s most significant operating businesses demonstrated strong growth and generated double digit returns on equity despite significant catastrophe losses, a low interest rate environment and the continued impact of Pandemic-related operating challenges.

“TransRe, RSUI and CapSpecialty produced a strong consolidated underwriting profit in the fourth quarter, leading to the largest quarterly underwriting profit in Alleghany's history and reflecting excellent results at each company. For the full year, Alleghany generated a consolidated underwriting profit of $195 million, including the impact of $737 million of catastrophe losses. Before including the impact of catastrophe losses, Alleghany produced an underwriting profit of over $900 million in the year, demonstrating the strong underlying profitability across its businesses.

“In the fourth quarter, RSUI’s net premiums written grew by 17% due to rate increases across core lines and strong submission flows. TransRe’s net premiums written were impacted in the quarter by its decision not to renew the Quota Share Treaty. Excluding this treaty, TransRe’s net premiums written grew 9.6% in the fourth quarter and 17.3% in 2021.

“Effective January 1, 2022, TransRe capitalized on attractive opportunities to significantly grow its casualty and specialty business while at the same time began to execute on its plan to reduce its net catastrophe exposure, improve the profitability of its property business and increase the resiliency of its underwriting results.

“Alleghany Capital more than doubled its adjusted earnings before income taxes in 2021 to $332 million, driven by growth across its portfolio of companies, especially with strong earnings and returns at Jazwares, W&W|AFCO Steel and IPS. In a noteworthy milestone, Jazwares and W&W|AFCO Steel each generated over $1 billion in annual revenue for the first time.

“As we enter 2022, our businesses remain well positioned to generate attractive long-term returns. We intend to continue strengthening our reinsurance and insurance underwriting portfolio as we are seeing positive rate trends and increases in business opportunities. At Alleghany Capital, portfolio companies are recording strong order flow, building healthy backlogs and benefiting from improved business conditions in their respective markets.”

The following table summarizes results for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2021	2020	Change	2021	2020	Change
	(in millions, except share and per share data)
Revenues:
Total revenues	$3,555.0	$2,663.5	33.5%	$12,004.1	$8,896.8	34.9%
Net premiums written	1,533.3	1,695.7	(9.6%)	7,149.4	6,344.4	12.7%
Alleghany Capital product and service revenues	1,201.7	823.3	46.0%	3,736.4	2,477.5	50.8%
Net investment income	127.1	130.9	(2.9%)	540.4	490.9	10.1%
Change in the fair value of equity securities	326.2	77.5	320.9%	506.8	(110.5)	n/m

Earnings:
Earnings before income taxes	$705.9	$226.1	212.2%	$1,412.7	$157.6	796.4%
Underwriting profit (loss)	205.1	16.5	1143.0%	195.3	(128.7)	n/m
Net earnings attributable to Alleghany stockholders	516.2	159.1	224.5%	1,034.9	101.8	916.6%
Adjusted earnings	252.3	95.5	164.1%	619.0	227.9	171.6%

Share and per share data:
Earnings per diluted share	$37.76	$11.28	234.8%	$74.66	$7.04	960.6%
Adjusted earnings per diluted share	18.46	6.77	172.6%	44.64	15.89	180.9%
Weighted average diluted shares outstanding	13,668,512	14,104,141	(3.1%)	13,860,947	14,283,618	(3.0%)

The following table summarizes the reinsurance and insurance segment net catastrophe losses for the year ended December 31, 2021:

	Year Ended December 31, 2021
	Reinsurance Segment	Insurance Segment	Total Segments
	(in millions)
Net loss and loss adjustment expenses:
Hurricane Ida	$228.0	$40.7	$268.7
Winter Storms	141.7	111.1	252.8
European Floods	117.2	8.0	125.2
Midwest Tornadoes	17.0	1.5	18.5
Other	41.2	30.4	71.6
Total net loss and loss adjustment expenses	545.1	191.7	736.8
Net reinstatement premiums earned(1)	(42.9)	-	(42.9)
Losses before income taxes	502.2	191.7	693.9
Income taxes	105.5	40.2	145.7
Net losses attributable to Alleghany stockholders	$396.7	$151.5	$548.2

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1 Represents an increase in net premiums earned.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2021	2020	Change	2021	2020	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance segment	$1,068.8	$1,284.4	(16.8%)	$5,387.4	$4,845.0	11.2%
Insurance segment	464.5	411.3	12.9%	1,762.0	1,499.4	17.5%
	$1,533.3	$1,695.7	(9.6%)	$7,149.4	$6,344.4	12.7%

Underwriting profit (loss):
Reinsurance segment	$131.6	$(34.6)	n/m	$28.8	$(167.2)	n/m
Insurance segment	73.5	51.1	43.8%	166.5	38.5	332.5%
	$205.1	$16.5	1143.0%	$195.3	$(128.7)	n/m

Combined ratio:
Reinsurance segment	90.8%	102.9%	(12.1%)	99.4%	103.6%	(4.2%)
Insurance segment	83.1%	86.2%	(3.1%)	89.8%	97.2%	(7.4%)
Consolidated	89.0%	98.9%	(9.9%)	97.2%	102.1%	(4.9%)

Underwriting profit excluding catastrophe and Pandemic losses:
Reinsurance segment	$176.8	$111.7	58.3%	$587.6	$398.8	47.3%
Insurance segment	77.2	90.3	(14.5%)	358.2	274.0	30.7%
	$254.0	$202.0	25.7%	$945.8	$672.8	40.6%

Combined ratio excluding catastrophe and Pandemic losses:
Reinsurance segment	87.6%	91.0%	(3.4%)	89.1%	91.4%	(2.3%)
Insurance segment	82.2%	75.6%	6.6%	78.0%	79.8%	(1.8%)
Consolidated	86.4%	87.4%	(1.0%)	86.6%	88.7%	(2.1%)

Reinsurance

TransRe had a successful renewal at January 1, 2022, with growth across the casualty and specialty business alongside execution of its catastrophe management plan. TransRe continues to benefit from strong underlying rate increases, as the majority of its business is written on a proportional basis.

TransRe’s net premiums written decreased 16.8% in the fourth quarter of 2021 and increased 11.2% in the full year of 2021 from the corresponding 2020 periods. Net premiums written include lower premiums written from the Quota Share Treaty, reflecting a return of premiums as a result of TransRe's decision not to renew the Quota Share Treaty as of December 31, 2021. As a consequence, net premiums written from the Quota Share Treaty were negative $147 million in the fourth quarter of 2021 compared with $175 million in fourth quarter of 2020, and were $496 million for the full year of 2021 compared with $677 million for 2020. Excluding Quota Share Treaty premiums, TransRe’s net premiums written increased by 9.6% and 17.3% in the fourth quarter and full year of 2021 from the corresponding 2020 periods, primarily reflecting improving rates overall and growth particularly in professional liability and agriculture lines of business in the U.S. and, to a lesser extent, the impact of changes in foreign exchange rates.

TransRe’s combined ratios for the fourth quarter and full year of 2021 were 90.8% and 99.4%, respectively, compared with 102.9% and 103.6% for the corresponding periods of 2020, respectively. The improvement in the combined ratio in the fourth quarter of 2021 from 2020 primarily reflects a decrease in catastrophe losses and an improved current year attritional loss ratio.

TransRe’s current year catastrophe losses in the fourth quarter and full year of 2021 were $47 million and $545 million, respectively. Catastrophe losses in the fourth quarter and full year of 2021 include: $5 million and $228 million from Hurricane Ida, respectively; $9 million and $142 million from Winter Storm Uri and other storms (collectively, the “Winter Storms”), respectively; $11 million and $117 million from the severe flooding in Northwestern and Central Europe in July 2021 (the "European Floods"), respectively; $5 million and $41 million from severe weather in Europe and Asia, respectively; and $17 million and $17 million from Midwest tornadoes, primarily in Kentucky ("Midwest Tornadoes"), respectively.

Catastrophe losses were $146 million and $566 million in the fourth quarter and full year of 2020, respectively. Included in TransRe's 2020 catastrophe losses were Pandemic losses of $76 million and $392 million in the fourth quarter and full year of 2020, respectively. Catastrophe losses in 2020 also included significant losses for Hurricane Laura, Hurricane Sally and earthquakes in Puerto Rico.

In total, TransRe has incurred $406 million of Pandemic losses since inception, including $2 million of net favorable loss reserve development in the fourth quarter of 2021 and $14 million of net adverse loss reserve development for the full year of 2021. TransRe demonstrated strong underlying profitability across its business lines as underwriting profits before catastrophe and Pandemic losses increased by 58.3% to $177 million (combined ratio of 87.6%) in the fourth quarter of 2021 and by 47.3% to $588 million (combined ratio of 89.1%) in the full year of 2021, compared with the corresponding 2020 periods, reflecting the strong core profitability across TransRe's lines of business.

Insurance

Insurance segment net premiums written increased 12.9% and 17.5% in the fourth quarter and full year of 2021, respectively, from the corresponding periods of 2020, reflecting growth at both RSUI and CapSpecialty.

RSUI’s net premiums written increased 16.9% and 20.4% in the fourth quarter and full year of 2021, respectively, from the corresponding periods of 2020, reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the directors’ and officers’ liability, property, professional and umbrella/excess lines of business.

RSUI’s combined ratios for the fourth quarter and full year of 2021 were 78.1% and 86.7%, respectively, compared with 81.6% and 95.6% for the corresponding periods of 2020, respectively. The decrease in the combined ratios in the fourth quarter and full year of 2021 primarily reflects lower catastrophe losses. The combined ratio for the full year of 2021 also benefited from a lower expense ratio and an improved current year attritional loss ratio, while the decrease in the combined ratio in the fourth quarter of 2021 was partially offset by unfavorable prior accident year loss reserve development compared with favorable prior accident year loss reserve development in the fourth quarter of 2020.

RSUI’s catastrophe losses in the fourth quarter and full year of 2021 were $3 million and $190 million, respectively. For the full year of 2021, catastrophe losses include $110 million from the Winter Storms, $41 million from Hurricane Ida, $8 million from the European Floods and $1 million from Midwest Tornadoes. The remaining catastrophe losses in 2021 relate to severe weather and flooding in the Midwestern U.S. in the spring and summer of 2021 and, to a lesser extent, wildfires in California.

Catastrophe losses were $39 million and $230 million in the fourth quarter and full year of 2020, respectively. Catastrophe losses in 2020 were primarily from Hurricane Sally and Hurricane Laura, as well as $20 million related to the Pandemic.

RSUI’s underwriting profits before catastrophe and Pandemic losses decreased by 14.8% to $77 million (combined ratio of 77.1%) in the fourth quarter of 2021 and increased by 28.7% to $354 million (combined ratio of 71.3%) in the full year of 2021, compared with the corresponding periods of 2020, respectively.

CapSpecialty’s net premiums written increased 1.1% and 8.7% in the fourth quarter and full year of 2021, respectively, from the corresponding periods of 2020, primarily reflecting growth in professional liability and other specialty casualty lines of business due to increases in business opportunities, higher rates and CapSpecialty’s expanded product offerings, partially offset by the impact of curtailing certain unprofitable lines of business and producer relationships.

CapSpecialty’s combined ratios for the fourth quarter and full year of 2021 were 99.8% and 99.4%, respectively, compared with 99.8% and 101.7% for the corresponding periods of 2020, respectively. The decrease in the combined ratio in the full year of 2021 reflects a lower overall current year attritional loss ratio, lower expense ratio and reduced catastrophe losses, partially offset by unfavorable prior accident year loss reserve development compared with favorable prior accident year loss reserve development in 2020.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and adjusted earnings (losses) before income taxes for the Alleghany Capital segment for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended December 31,
	2021				2020
	Industrial	Consumer & services	Corp. & other	Total	Industrial	Consumer & services	Corp. & other	Total
	($ in millions)

Earnings (losses) before income taxes	$20.6	$86.3	$(2.3)	$104.6	$20.1	$49.1	$(3.3)	$65.9

Less: net realized capital gains	0.2	(4.0)	(3.1)	(6.9)	1.4	(0.3)	(1.2)	(0.1)
Add: amortization of intangible assets	4.8	8.6	-	13.4	4.0	7.1	-	11.1

Adjusted earnings (losses) before income taxes	$25.6	$90.9	$(5.4)	$111.1	$25.5	$55.9	$(4.5)	$76.9

	Year Ended December 31,
	2021				2020
	Industrial	Consumer & services	Corp. & other	Total	Industrial	Consumer & services	Corp. & other	Total
	($ in millions)

Earnings (losses) before income taxes	$108.7	$199.0	$(16.0)	$291.7	$57.3	$69.5	$19.2	$146.0

Less: net realized capital gains	0.3	(4.8)	(3.1)	(7.6)	(4.3)	0.1	(31.3)	(35.5)
Add: amortization of intangible assets	18.0	30.1	-	48.1	15.4	28.0	-	43.4

Adjusted earnings (losses) before income taxes	$127.0	$224.3	$(19.1)	$332.2	$68.4	$97.6	$(12.1)	$153.9

The increases in earnings before income taxes in the fourth quarter and full year of 2021 from the corresponding 2020 periods reflect higher earnings predominantly from Jazwares, W&W|AFCO Steel and IPS. Higher industrial earnings before income taxes in the full year of 2021 primarily reflects increases in revenue and margins at W&W|AFCO Steel driven by a large backlog and higher hours worked. The increase in consumer & services earnings before income taxes in the fourth quarter and full year of 2021 primarily reflect increases in sales and margins at Jazwares due to strong customer demand across its portfolio of licenses and brands, and increases in both revenue and margins at IPS due to the realization of a higher backlog and higher employee utilization. IPS's results also include the impact of its October 14, 2021 acquisition of Linesight. The higher earnings before income taxes in the full year of 2021 compared to the corresponding period in 2020 were partially offset by lower realized capital gains and an increase in long-term incentive compensation expense in Alleghany Capital’s corporate operations.

INVESTMENTS

Alleghany reported net investment income for the fourth quarter and full year of 2021 of $127 million and $540 million, respectively, representing a decrease of 2.9% in the fourth quarter of 2021 and an increase of 10.1% in the full year of 2021 from the corresponding 2020 periods. The decrease in net investment income in the fourth quarter of 2021 primarily reflects lower partnership income and a decline in interest income, partially offset by higher dividend income. The increase in net investment income in the full year of 2021 from the corresponding 2020 period primarily reflects higher dividend and partnership income, partially offset by reduced interest income.

Lower interest income reflects the impact of low reinvestment yields on debt securities and lower yields on short-term investment and floating-rate debt securities. Higher dividend income reflects an increased allocation to dividend-paying stocks and, for the full year of 2021, a large special dividend received in the second quarter from a mutual fund. Alleghany's partnership income for the fourth quarter and full year of 2021 reflects losses in certain partnerships with catastrophe exposure. For the full year of 2021, such losses were more than offset by appreciation in certain other investment partnerships.

Financial statement total return6 on investments was 1.7% and 3.5% in the fourth quarter and full year of 2021, compared with 1.5% and 3.5% for the corresponding periods of 2020.

OTHER FINANCIAL INFORMATION

As of December 31, 2021, Alleghany had 13,598,535 shares of its common stock outstanding, compared with 14,041,180 shares of its common stock outstanding as of December 31, 2020.

During the full year of 2021, Alleghany repurchased an aggregate of 446,596 shares of its common stock in the open market for $291 million, at an average price per share of $650.52. As of December 31, 2021, Alleghany had $142 million remaining under its share repurchase authorization.

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6 As calculated in Alleghany's financial supplement available on Alleghany's website. See "Additional Information".

Additional Information

Alleghany will be hosting an investor meeting on Wednesday, May 25, 2022 in New York City. The event will include presentations by Alleghany Corporation executives and senior leaders of our businesses. Presentations by management will be followed by question-and-answer sessions. The meeting will be webcast live for all those unable to attend in person. Further details will be announced closer to the event.

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2021 fourth quarter and full year financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Annual Report on Form 10-K for the period ended December 31, 2021 (the “Form 10-K”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-K and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-K will also be available on the SEC’s website at www.sec.gov. Readers are encouraged to review the Form 10-K for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value by owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (“TransRe”), a leading global reinsurer; RSUI Group, Inc. (“RSUI”), which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors’ and officers’ liability; and CapSpecialty, Inc. (“CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (“Alleghany Capital”) owns and supports a diverse portfolio of eight non-financial businesses. Alleghany Capital’s industrial businesses include: (i) Precision Cutting Technologies, Inc.("PCT"), which provides precision automated machine tool solutions and high-performance carbide end mills and manufactures and services waterjet orifices and nozzles; (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (“W&W|AFCO Steel”); (iv) Wilbert Funeral Services, Inc. (“Wilbert”), a provider of products and services for the funeral and cemetery industries and precast concrete markets; and (v) Piedmont Manufacturing Group, LLC (“Piedmont”), a provider of injection molded and thermoformed parts and multi-component assemblies for original equipment manufacturer customers in a range of end-markets. Alleghany Capital’s consumer and services businesses include: (i) IPS-Integrated Project Services, LLC (“IPS”), a global provider of design, engineering, and related services to the global biopharmaceutical and life sciences markets, and, through its subsidiary Anchorbuoy Limited (together with its subsidiaries, “Linesight”), cost and project management services for clients in the data center, technology, and other sectors; (ii) Jazwares, LLC (“Jazwares”), a global toy company; and (iii) CHECO Holdings, LLC ("Concord"), a hotel management and development company.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include: (i) net investment income; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) change in allowance for credit losses on available for sale securities; (v) product and service revenues; (vi) other operating expenses; (vii) corporate administration; (viii) amortization of intangible assets; and (ix) interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

Alleghany also uses underwriting profit excluding catastrophe and Pandemic losses as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments before consideration of catastrophe and Pandemic losses.

A reconciliation of underwriting profit (loss) and underwriting profit before catastrophe and Pandemic losses to earnings (losses) before income taxes is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions)		(in millions)

Earnings before income taxes	$705.9	$226.1	$1,412.7	$157.6

Adjustments to earnings before income taxes:
Net investment income	127.1	130.9	540.4	490.9
Change in the fair value of equity securities	326.2	77.5	506.8	(110.5)
Net realized capital gains	21.5	11.4	67.4	3.1
Change in allowance for credit losses on available for sale securities	(0.2)	2.9	2.1	(8.0)
Product and service revenues	1,214.8	836.8	3,789.7	2,521.1
Other operating expenses	(1,125.0)	(782.9)	(3,479.6)	(2,429.3)
Corporate administration	(21.3)	(31.4)	(57.2)	(48.6)
Amortization of intangible assets	(13.4)	(11.3)	(49.9)	(44.2)
Interest expense	(28.9)	(24.3)	(102.3)	(88.2)

	500.8	209.6	1,217.4	286.3

Underwriting profit (loss)	205.1	16.5	195.3	(128.7)

Current year catastrophes (ex-Pandemic)	50.8	109.5	736.8	386.3
Pandemic (current and prior year)	(1.9)	76.0	13.7	415.2

Underwriting profit excluding catastrophe and Pandemic losses	$254.0	$202.0	$945.8	$672.8

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis): (i) change in the fair value of equity securities; (ii) net realized capital gains; (iii) change in allowance for credit losses on available for sale securities; and (iv) amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance excluding changes in the fair value of equity securities, net realized capital gains or losses, change in allowance for credit losses on available for sale securities and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings (losses) attributable to Alleghany stockholders and earnings (losses) per diluted share, respectively, are presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions, except share and per share amounts)

Net earnings attributable to Alleghany stockholders¹	$516.2	$159.1	$1,034.9	$101.8

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	326.2	77.5	506.8	(110.5)
Net realized capital gains	21.5	11.4	67.4	3.1
Change in allowance for credit losses on available for sale securities	(0.2)	2.9	2.1	(8.0)
Amortization of intangible assets	(13.4)	(11.3)	(49.9)	(44.2)
Income tax effect of adjustments	(70.2)	(16.9)	(110.5)	33.5

	263.9	63.6	415.9	(126.1)

Adjusted earnings	$252.3	$95.5	$619.0	$227.9

Weighted average diluted common shares outstanding	13,668,512	14,104,141	13,860,947	14,283,618

Earnings per diluted share	$37.76	$11.28	$74.66	$7.04

Adjusted earnings per diluted share	$18.46	$6.77	$44.64	$15.89

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1 The numerators for calculating earnings per diluted share and adjusted earnings per diluted share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-K for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for Alleghany’s non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents product and service revenues and net investment income less other operating expenses and interest expense, and does not include: (i) change in the fair value of equity securities; (ii) net realized capital gains; (iii) change in allowance for credit losses on available for sale securities; and (iv) amortization of intangible assets. Because adjusted earnings before income taxes excludes change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and amortization of intangible assets, it provides an indication of economic performance that is not affected by levels of amortization resulting from acquisition accounting or effective tax rates. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders’ equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding. Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes the effect of changes in interest rates and credit spreads on its debt securities portfolio, among others. A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	December 31, 2021	September 30, 2021	December 31, 2020
	($ in millions, except share and per share amounts)

Stockholders' equity attributable to Alleghany stockholders	$9,186.9	$8,859.5	$8,755.7

Less: Accumulated other comprehensive income	141.8	228.3	452.4
	$9,045.1	$8,631.2	$8,303.3

Shares outstanding	13,598,535	13,749,136	14,041,180

Book value per share	$675.58	$644.37	$623.57
Book value per share excluding accumulated other comprehensive income	$665.15	$627.76	$591.35

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Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts, rather they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•
significant weather-related or other natural or man-made catastrophes and disasters;
•
the effects of outbreaks of pandemics or contagious diseases, including the length and severity of the current Pandemic, including its impact on Alleghany’s business;
•
the cyclical nature of the property and casualty reinsurance and insurance industries;
•
changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;
•
adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;
•
the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;
•
the cost and availability of reinsurance;
•
the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;
•
legal, political, judicial and regulatory changes;
•
increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;
•
changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;
•
claims development and the process of estimating reserves;
•
exposure to terrorist acts and acts of war;
•
the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;
•
the uncertain nature of damage theories and loss amounts;
•
the loss of key personnel at Alleghany or its operating subsidiaries;
•
fluctuation in foreign currency exchange rates;
•
the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;
•
the ability to make payments on, or repay or refinance, Alleghany’s debt;
•
risks inherent in international operations; and
•
difficult and volatile conditions in the global economy.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in our plans, strategies, objectives, expectations, or intentions, which may happen at any time at our discretion; and other factors discussed in Alleghany’s Form 10-K and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James
Alleghany Corporation
212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2021	2020
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2021 – $2,552,722; 2020 – $2,051,996)	$3,683,820	$2,718,902
Debt securities (amortized cost: 2021 – $15,727,143; 2020 – $14,898,522; allowance for credit losses: 2021 – $502; 2020 – $2,579)	16,061,560	15,618,470
Short-term investments	1,142,258	714,208
	20,887,638	19,051,580
Commercial mortgage loans	475,860	670,239
Other invested assets	557,800	465,153
Total investments	21,921,298	20,186,972
Cash	927,966	791,442
Accrued investment income	87,610	88,760
Premium balances receivable	1,458,679	1,145,341
Reinsurance recoverables	2,195,975	1,781,096
Ceded unearned premiums	463,412	311,898
Deferred acquisition costs	586,753	595,117
Property and equipment at cost, net of accumulated depreciation and amortization	304,452	267,872
Goodwill	753,607	614,163
Intangible assets, net of amortization	924,406	787,462
Current taxes receivable	—	3,189
Funds held under reinsurance agreements	634,182	794,453
Other assets	2,010,335	1,559,245
Total assets	$32,268,675	$28,927,010

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$14,357,635	$12,970,626
Unearned premiums	3,179,513	2,984,060
Senior Notes and other debt	2,847,199	2,135,946
Reinsurance payable	322,902	208,384
Current taxes payable	34,297	—
Net deferred tax liabilities	56,958	43,547
Other liabilities	1,965,943	1,594,918
Total liabilities	22,764,447	19,937,481
Redeemable noncontrolling interests	317,346	233,809
Common stock (shares authorized: 2021 and 2020 – 22,000,000; shares issued: 2021 and 2020 – 17,459,961)	17,460	17,460
Contributed capital	3,608,905	3,613,454
Accumulated other comprehensive income	141,822	452,402
Treasury stock, at cost (2021 – 3,861,426 shares; 2020 – 3,418,781 shares)	(1,934,531)	(1,645,930)
Retained earnings	7,353,226	6,318,334
Total stockholders’ equity attributable to Alleghany stockholders	9,186,882	8,755,720
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$32,268,675	$28,927,010

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	December 31,
	2021	2020	2019
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$7,097,653	$6,000,161	$5,478,143
Net investment income	540,445	490,856	550,241
Change in the fair value of equity securities	506,769	(110,459)	709,695
Net realized capital gains	67,493	3,098	(6,551)
Change in allowance for credit losses on available for sale securities	2,077	(8,029)	(19,660)
Product and service revenues	3,789,668	2,521,092	2,328,848
Total revenues	12,004,105	8,896,719	9,040,716

Costs and Expenses
Net loss and loss adjustment expenses	4,834,935	4,339,046	3,686,435
Commissions, brokerage and other underwriting expenses	2,067,501	1,789,820	1,758,698
Other operating expenses	3,479,528	2,429,262	2,263,326
Corporate administration	57,218	48,581	74,830
Amortization of intangible assets	49,912	44,241	33,834
Interest expense	102,308	88,152	99,957
Total costs and expenses	10,591,402	8,739,102	7,917,080

Earnings before income taxes	1,412,703	157,617	1,123,636
Income taxes	281,925	30,734	233,435
Net earnings	1,130,778	126,883	890,201
Net earnings attributable to noncontrolling interest	95,886	25,129	32,400
Net earnings attributable to Alleghany stockholders	$1,034,892	$101,754	$857,801

Net earnings	$1,130,778	$126,883	$890,201
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of ($67,333), $73,643 and $107,115 for 2021, 2020 and 2019, respectively	(253,301)	277,040	402,957
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($13,959), ($8,801) and ($5,419) for 2021, 2020 and 2019, respectively	(52,511)	(33,108)	(20,384)
Change in unrealized currency translation adjustment, net of deferred taxes of ($1,144), $5,945 and $780 for 2021, 2020 and 2019, respectively	(4,305)	22,366	2,933
Retirement plans	(463)	14,754	(12,153)
Comprehensive income	820,198	407,935	1,263,554
Comprehensive income attributable to noncontrolling interests	95,886	25,129	32,400
Comprehensive income attributable to Alleghany stockholders	$724,312	$382,806	$1,231,154

Basic earnings per share attributable to Alleghany stockholders	$74.70	$7.14	$59.44
Diluted earnings per share attributable to Alleghany stockholders	74.66	7.04	59.39